EXHIBIT 20

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) of Regulation 13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of the undersigned.

Date: February 14, 2022

RANKIN ASSOCIATES V, L.P.

By:	Rankin Management, Inc., its Managing Partner

By:	/s/ Alfred M. Rankin, Jr.
Alfred M. Rankin, Jr.
President

RANKIN MANAGEMENT, INC.

By:	/s/ Alfred M. Rankin, Jr.
Alfred M. Rankin, Jr.
President

REPORTING INDIVIDUALS

/s/ Alfred M. Rankin, Jr.
Alfred M. Rankin, Jr., on behalf of himself, and as:

Attorney-in-Fact for Victoire G. Rankin*

Attorney-in-Fact for Helen R. Butler*

Attorney-in-Fact for John C. Butler, Jr.*

Attorney-in-Fact for Clara T. Rankin Williams*

Attorney-in-Fact for David B. H. Williams*

Attorney-in-Fact for Thomas T. Rankin*

Attorney-in-Fact for Corbin K. Rankin *

Attorney-in-Fact for Matthew M. Rankin*

Attorney-in-Fact for Elizabeth B. Rankin*

Attorney-in-Fact for James T. Rankin*

Attorney-in-Fact for Lynne T. Rankin*

Attorney-in-Fact for Thomas P. K. Rankin*

Attorney-in-Fact for Claiborne R. Rankin*

Attorney-in-Fact for Chloe O. Rankin*

Attorney-in-Fact for Chloe R. Seelbach*

Attorney-in-Fact for Scott W. Seelbach*

Attorney-in-Fact for Claiborne R. Rankin, Jr.

Attorney-in-Fact for Lauran Rankin*

Attorney-in-Fact for Julia L. Rankin (Kuipers) *

Attorney-in-Fact for Jacob Alan Kuipers*

Attorney-in-Fact for Roger F. Rankin*

Attorney-in-Fact for Alison A. Rankin *

Attorney-in-Fact for The Anne F. Rankin Trust dated August 15, 2012, as amended*

Attorney-in-Fact for Elisabeth M. Rankin Irrevocable Trust #1 dated December 18, 1997*

Attorney-in-Fact for 2012 Helen R. Butler GST Trust*

Attorney-in-Fact for 2012 Clara R. Williams GST Trust*

Attorney-in-Fact for 2012 Matthew M. Rankin GST*

Attorney-in-Fact for 2012 James T. Rankin GST Trust*

Attorney-in-Fact for 2012 Thomas P. Rankin GST Trust*

Attorney-in-Fact for 2012 Chloe R. Seelbach GST Trust*

Attorney-in-Fact for 2012 Claiborne R. Rankin, Jr. GST Trust*

Attorney-in-Fact for 2012 Julia R. Kuipers GST Trust*

Attorney-in-Fact for 2012 Anne F. Rankin GST Trust*

Attorney-in-Fact for 2012 Elisabeth M. Rankin GST Trust*

Attorney-in-Fact for BTR 2012 GST Trust for Helen R. Butler *

Attorney-in-Fact for BTR 2012 GST Trust for Clara R. Williams *

Attorney-in-Fact for BTR 2012 GST Trust for Matthew M. Rankin *

Attorney-in-Fact for BTR 2012 GST Trust for James T. Rankin *

Attorney-in-Fact for BTR 2012 GST Trust for Thomas P. Rankin *

Attorney-in-Fact for BTR 2012 GST Trust for Chloe R. Seelbach *

Attorney-in-Fact for BTR 2012 GST Trust for Claiborne R. Rankin, Jr. *

Attorney-in-Fact for BTR 2012 GST Trust for Julia R. Kuipers *

Attorney-in-Fact for BTR 2012 GST Trust for Anne F. Rankin *

Attorney-in-Fact for BTR 2012 GST Trust for Elisabeth M. Rankin *

Attorney-in-Fact for HRB 2020 GST Trust for Clara R. Butler *

Attorney-in-Fact for HRB 2020 GST Trust for Griffin B. Butler*

Attorney-in-Fact for JCB 2020 GST Trust for Clara R. Butler, *

Attorney-in-Fact for JCB 2020 GST Trust for Griffin B. Butler*

Attorney-in-Fact for CRW 2020 GST Trust for Margo J. V. Williams*

Attorney-in-Fact for CRW 2020 GST Trust for Helen C. Williams*

*	The power of attorney authorizing the above named individual to act on behalf of each of the foregoing Reporting Persons is included in Exhibit 1 hereto.